EXHIBIT 10.9



               HILLS STORES COMPANY/HILLS DEPARTMENT STORE COMPANY
                          ASSOCIATE STOCK PURCHASE PLAN


        1.      PURPOSE.
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        The Hills Stores Company/Hills Department Store Company Associate Stock
Purchase Plan (the "Plan") is intended to provide a method whereby associates of Hills Stores Company and Hills Department Store Company (hereinafter jointly referred to as the "Company") will have an opportunity to acquire an ownership interest (or increase an existing ownership interest) in the Company through the purchase of shares of the Common Stock of Hills Stores Company. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.      DEFINITIONS.
                -----------

        (a) "Associate" means any person who is customarily employed at least 20 hours per week and more than five months in a calendar year by the Company.

        (b)     "Board" means the Board of Directors of Hills Stores Company.

        (c)     "Committee" means the Compensation Committee of Hills Stores
Company.

        (d) "Common Stock" means the common stock, $.01 par value per share, of Hills Stores Company.

        (e) "Company" shall also include any Parent or Subsidiary of Hills Stores Company or Hills Department Store Company designated by the Board, unless the context otherwise requires.

        (f) "Compensation" means, for the purposes of any Offering pursuant to this Plan, the pre-tax base pay in effect as of the Offering Commencement Date (as hereinafter defined). Compensation shall not include any deferred compensation other than contributions by an individual through a salary reduction agreement to a cash or deferred plan pursuant to Section 401(k) of the Code or to a cafeteria plan pursuant to Section 125 of the Code.

        (g) "Management Committee" means a committee consisting of the Senior Vice President-Human Resources, Executive Vice President-Chief Financial Officer and Senior Vice President-Secretary (or replacement executives holding similar positions as determined by the Board of Directors).

        (h) "Parent" shall mean any present or future corporation which is or would constitute a "parent corporation" as that term is defined in Section 424 of the Code.


        (i) "Subsidiary" shall mean any present or future corporation which is or would constitute a "subsidiary corporation" as that term is defined in
Section 424 of the Code.

        3.      ELIGIBILITY
                -----------

        (a) Participation in the Plan is completely voluntary. Partici-pation in any one or more of the offerings under the Plan shall neither limit, nor require, participation in any other offering except as otherwise provided herein.

        (b) Each Associate shall be eligible to participate in the Plan on the first Offering Commencement Date, as hereafter defined, following the completion of five (5) full calendar months of continuous service with the Company. No Associate shall be granted an option under the Plan:

                (i) if, immediately after the grant, such Associate would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of Hills Stores Company or any Parent or Subsidiary; for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock owner-ship of any Associate; or

                (ii) if such Associate's rights to purchase stock under all Code Section 423 employee stock purchase plans of the Company and any Parent or Subsidiary exceed $25,000 of the fair market value of the stock (determined at the time such option is granted) for the calendar year in which such option is outstanding; for purposes of this Paragraph, the rules of Section 423(b)(8) of the Code shall apply. Further, no Associate may invest more than ten (10%) percent of his or her Compensation in any Offering.

        4.      OFFERING DATES.
                --------------

        The right to purchase stock hereunder shall be made available in a series of offerings (the "Offering" or "Offerings") to Associates eligible in accordance with Paragraph 3 hereof. The Committee will, in its discretion, determine the length of each offering period (which shall be either three, six or nine months), the applicable date of commencement ("Offering Commencement Date") and termination date ("Offering Termination Date") for each offering.

        5.      PARTICIPATION.
                -------------

        Any eligible Associate may become a participant by completing and delivering the payroll deduction authorization form provided by the Company at least ten (10) days prior to an applicable Offering Commencement Date, as determined by the Committee pursuant to Paragrph 4. Participation in any one or more of the Offerings under the Plan shall neither limit, nor require, participation in any other Offering. However, a participant during one Offering will be deemed to have elected to participate in each subsequent Offering, provided he or she is eligible to participate during each such subsequent Offering. Such participant will also be deemed to have authorized the same payroll deductions under Paragraph 6 hereof for each subsequent Offering; provided however, that, during the enrollment period prior to each new Offering, the participant may elect to change his or her payroll deductions by submitting


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a new payroll deduction authorization form.  Except as provided in Paragraphs
6(d) or 10, a participant will be permitted to change his or her payroll deduction only during an enrollment period.

        6.      PAYROLL DEDUCTIONS.
                ------------------

        (a) At the time a participant files his or her authorization for a payroll deduction, he or she shall elect to have after-tax deductions made from his or her pay on each payday during any Offering in which he or she is a participant at a specified dollar amount: said dollar amount shall be in whole dollars and may be any amount between a minimum of $5.00 and a maximum percentage of ten (10%) percent of a participant's Compensation as determined on the applicable Offering Commencement Date.

        (b) Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when the authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Paragraphs 6(d) or 10.

        (c) All payroll deductions made for a participant shall be credited to the participant's account under the Plan. A participant may not make any separate cash payment into such account.

        (d) A participant may discontinue payroll deductions at any time during the applicable Offering period; provided, however, that in the event of a withdrawal of payroll deductions pursuant to Paragraph 10(a), no less than twenty-one (21) days notice of withdrawal must be provided to the Company before the Offering Termination Date.

        7.      GRANTING OF OPTION.
                ------------------

        (a) On the Offering Commencement Date of each Offering, a partici-pating associate shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock equal to an amount determined as follows: $1.00 shall be divided into an amount equal to the percentage of the Associate's Compensation which he or she has elected to have withheld (but no more than 10%) multiplied by the Associate's Compensation over the Offering period.

        (b) The option price of the Common Stock purchased with payroll deductions made during each such Offering for a participant therein shall be the lower of:

                (i) 85% of the closing price per share on the Offering Commencement Date as reported by a nationally recognized stock exchange (the stock is currently listed on the NYSE), or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System; and

                (ii) 85% of the closing price per share on the Offering Termination Date as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the Nasdaq National Market System.


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        8.      EXERCISE OF OPTION.
                ------------------

        Unless a participant gives written notice to the Company as provided in Paragraph 10, the option for the purchase of Common Stock with payroll deductions made during any Offering will be deemed to have been exercised auto-matically on the Offering Termination Date applicable to such Offering for the purchase of the number of full shares of Common Stock and fractional interests which the accumulated payroll deductions in his or her account at the time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted the employee pursuant to Paragraph 7(a)), and any excess in his or her account at that time, will be returned.

        9.      ALLOCATION OF PURCHASE.
                ----------------------

        As promptly as possible after the appropriate Offering Termination Date, the shares purchased upon exercise of the options will be allocated to each participant's plan account. The allocation will be made in whole shares and in fractional interests calculated to one hundred thousandths of a share (.00000).

        10.     WITHDRAWAL AND TERMINATION.
                --------------------------

        (a) Prior to the Offering Termination Date for an Offering, any participant may withdraw the payroll deductions credited to his or her account under the Plan for such Offering by giving at least twenty-one (21) days written notice to the Payroll Department of the Company. All of the participant's payroll deductions credited to such account will be paid out after receipt of the notice of withdrawal, without interest, and no further payroll deductions will be made from the participant's pay during such Offering.

        (b) A participant's election not to participate in, or withdrawal from, any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may herein-after be adopted by the Company.

        (c) Upon termination of the participant's employment for any reason, prior to the Offering Termination Date, including retirement but excluding death, the payroll deductions credited to his or her account will be returned to the participant. Upon any such termination, the former participant shall have the right to elect, by written notice given to the Payroll Department prior to the expiration of a period of 90 days commencing with the date of such termina-tion, either:

                (i) to withdraw any shares of Common Stock then held by the Plan on behalf of such former participant by (A) causing the Plan to have a certificate representing the whole shares of Common Stock (and cash in lieu of any fractional shares) distibuted to the former participant, provided that such former participant shall be solely responsible for any charge incurred by the Plan in connection with the issuance of such certificate or (B) causing, if systems permit, the Plan to have record ownership of such shares electronically transferred to the brokerage account of such former participant; or

                (ii) to cause the Plan to sell any shares of Common Stock held by the Plan on behalf of such former participant on the next Sale Date (as defined in Paragraph 12) at the then fair market value and remit the proceeds, net of any applicable transaction costs and withholding taxes (if applicable), to such former participant.
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        (d)     Upon termination of the participant's employment because of death, the beneficiary (as defined in Paragraph 14) shall have the right to elect, by written notice given to the Company's Payroll Department prior to the expiration of a period ending on the earlier to occur of the date 90 days following with the date of the death of the participant and the next Offering Termination Date, either:

                (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

                (ii) to exercise the participant's option for the purchase of stock on the Offering Termination Date next following the date of the partici-pant's death for the purchase of the number of full shares which the accumulated payroll deductions in the participant's account at the date of the participant's death will purchase at the applicable option price (subject to the limitation contained in Paragraph 7(a)), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the office of the Company's Payroll Department, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's death and the same will be paid promptly to said beneficiary.

        11.     INTEREST.
                --------

        In no event will interest be paid or allowed on any money paid into the Plan or credited to the account of any participant.

        12.     STOCK.
                -----

        (a) The maximum number of shares of Common Stock available for purchase by all participants under the Plan, subject to adjustment upon changes in capitalization of Hills Stores Company as provided in Paragraph 17, shall be 500,000 shares of Common Stock, par value $.01 per share. Shares of Common Stock available for purchase under the Plan may be treasury shares, authorized but unissued shares or shares acquired by or on behalf of the Company in open market purchases. In the event that any option to purchase shares shall not be exercised by any Associate for any reason or if such option shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of the Plan, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for purposes of the Plan. If the total number of shares for which options are exercised upon any Offering Termination Date in accordance with Paragraph 8 exceeds the maximum number of shares for the applicable Offering, there will be a pro rata allocation of the shares available for delivery and distribution in an equitable manner, and the balances of payroll deductions credited to the account of each participant under the Plan will be returned to the participant.

        (b) The participant will have no interest in stock covered by his or her option until such option has been exercised.

        (c) Any dividends paid with respect to shares of Common Stock held by the Plan on behalf of a participant shall be credited to the account of such participant.


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        (d)     Participants and former participants in the Plan may cause the
Plan to sell shares of Common Stock held in their account on their behalf as of the fifth or twentieth day of any month, or on the next succeeding business day if any such day is not a business day (each, a "Sale Date"). The participant will be responsible for all fees or commissions in connection with such sale.

        13.     ADMINISTRATION.
                --------------

        The Plan shall be administered by the Committee. The interpretation and construction of any provision of the Plan and adoption of rules and regulations for administering the Plan shall be made by the Committee. Determinations made by the Committee with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all partici-pants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended, or repealed by the Committee. The Committee has delegated authority for supervision of the routine administration of the Plan to the Management Committee. All inquiries concerning the administration of the Plan or inter-pretation of the Plan should be directed to the Senior Vice President-Secretary of the Company.

        14.     DESIGNATION OF BENEFICIARY.
                --------------------------

        A participant shall file with the Company, a written designation of a beneficiary who is to receive any Common Stock, fractional interests and/or cash under the Plan in the event of the participant's death. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by the participant under the Plan, the Company shall deliver such Common Stock, fractional interests and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such Common Stock, fractional interests and/or cash to the executor or administrator of the estate of the participant. No beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the Common Stock, fractional interests and/or cash credited to the participant under the Plan.

        15.     TRANSFERABILITY.
                ---------------

        Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or the receipt of Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other dis-position shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 10.

        16.     USE OF FUNDS.
                ------------

        All payroll deductions received under the Plan may be held by the Company with all other corporate funds and may be used by the Company for any proper corporate purpose, until the funds are invested, on the Offering Termination Date.
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        17.     EFFECT OF CHANGES OF COMMON STOCK.
                ---------------------------------

        If the Company shall subdivide or reclassify the Common Stock which has been or may be subject to options under this Plan, or shall declare thereon any dividend payable in shares of such Common Stock, or shall take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be subject to options under the Plan (in the aggregate and to any participant) shall be adjusted accordingly and in the case of each option outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such option and the option price per share shall be adjusted to such extent as may be determined by the Committee, to be necessary to preserve the rights of the holder of such option.

        18.     AMENDMENT OR TERMINATION.
                ------------------------

        The Board may at any time terminate or amend the Plan. No such termination shall affect options previously granted, nor may an amendment make any change in any option theretofore granted which would adversely affect the rights of any participant holding options under the Plan without the consent of such participant.

        19.     NOTICES.
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        All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Senior Vice President-Secretary or any other proper party or department so designated by the Senior Vice President-Secretary.

        20.     MERGER OR CONSOLIDATION.
                -----------------------

        If the Company shall at any time merge into or consolidate with another corporation, the holder of each option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option, in lieu of the number of shares of Common Stock as to which such option shall be exercisable, the number and class of shares of stock or other securities or property to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation, as if such holder had been the holder of record (as of the last business day prior to the effective date of such merger or consolidation) of a number of shares of Common Stock equal to the number of shares for which such option was exercisable. In accor-dance with this Paragraph and Paragraph 17, the Committee shall determine the kind and amount of such securities or property which such holder of an option shall be entitled to receive. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

        21.     APPROVAL OF STOCKHOLDERS.
                ------------------------

        The Plan was approved by the stockholders of the Company at the annual meeting of stockholders held on June 23, 1995.



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        22.     GOVERNMENTAL AND OTHER REGULATIONS.
                ----------------------------------

        The Plan, and the grant and exercise of the rights to purchase shares hereunder, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Plan shall be governed by, and construed and enforced in accordance with, the provisions of Sections 421, 423 and 424 of the Code and any such laws, such provisions of the Code shall govern to the extent necessary to preserve favorable federal income tax treatment afforded employee stock purchase plans under Section 423 of the Code.

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